Calculation of Filing Fee Tables
S-8
PPG INDUSTRIES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.66 2/3 per share	Other	222,921	$ 110.175	$ 24,560,321.18	0.0001381	$ 3,391.78
2	Other	Deferred Compensation Obligations	Other	81,568,143		$ 81,568,143.00	0.0001381	$ 11,264.56
Total Offering Amounts:						$ 106,128,464.18		$ 14,656.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,656.34
Offering Note
[1]	The amount registered consists of 200,000 shares of Common Stock, par value $1.66 2/3 per share ("Common Stock"), of PPG Industries, Inc. (the "Registrant") authorized for issuance in connection with the PPG Industries, Inc. Deferred Compensation Plan (the "Plan"). This Registration Statement also covers additional securities to be offered or issued upon any adjustment or change made to the registered securities by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock, par value $1.66 2/3 per share, as permitted by Rule 416(a) and Rule 416(b) under the Securities Act. The proposed maximum offering price per unit and the maximum aggregate offering price are estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The maximum aggregate offering price is calculated as the average of the high and low prices reported for a share of Common Stock on The New York Stock Exchange on April 24, 2026.

[2]	The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in accordance with the terms of the Plan. The amount of deferred compensation obligations registered is based on an estimate of the amount of compensation that may be deferred under the Plan solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources